EXHIBIT 10.4

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

AE ADVANCED FUELS, INC.

FORM OF CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$500,000.00	Date: October [ ], 2012 Cupertino, CA

For Value Received, AE Advanced Fuels, Inc, a Delaware corporation (“Borrower”), hereby promises to pay to Advanced BioEnergy, LP, a California limited Partnership (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the “Loan”) together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

This Convertible Subordinated Promissory Note (the “Note”) is non-negotiable and is executed and delivered in connection with that certain Note Purchase Agreement by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented, the “Note Purchase Agreement”).

1. Principal Repayment. The outstanding principal amount of the Loan shall be payable in full Four (4) years from the date first written above (“Maturity Date”), subject to the conversion of the Note into securities as further described in Section 5 below. The Borrower may not prepay this Note in whole or in part at any time prior to the Maturity date without the written consent of Lender.

2. Interest Rate. Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding, from the date of this Note until all such principal amounts shall have been repaid in full or converted as described under Section 5 below.  Interest shall be payable at the rate of three percent (3%) per annum, and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.  Interest shall be due and payable in quarterly installments at the end of each calendar quarter, with any remaining amounts payable on the Maturity Date,.

3. Place of Payment. All amounts of interest and principal payable hereunder shall be payable to Lender at the address it specifies to Borrower in writing.

4. Application of Payments. Any payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

5.Conversion.

(a) Optional Conversion. All or any portion of the principal and interest amounts due and owing under this Note may be converted, at the option of Lender, into fully paid and non-assessable shares of Common Stock of Aemetis, Inc., a Nevada corporation and parent company of the Borrower (“AE Parent”), at any time after the third (3rd) outstanding year of this Note until the Maturity Date upon five (5) days prior written notice.  Immediately upon such conversion, Lender shall surrender this Note at the offices of Borrower against delivery of that number of shares of Common Stock of AE Parent as determined in 5(b) below.

(b) Number of Shares Converted and Conversion Rate. Upon any conversion of all or any portion of the Note contemplated in section 5(a) above, the principal and interest amount designated by Lender shall be converted into that number of shares of Common Stock of AE Parent determined by dividing (i) the principal and interest amount so elected to be converted by Lender, by the (ii) then applicable Conversion Rate (defined below).  If the conversion is pursuant to section 5(b) is prior to the Maturity Date, interest on the remaining principal will continue to accrue.  If a partial conversion by Lender occurs, Lender shall surrender this Note at the offices of Borrower in exchange for a new Note providing for the payment on the Maturity Date of all remaining principal and accrued interest due and owing subsequent to the optional conversion.  As used herein, the term “Conversion Rate” shall mean US$3.00 per share of Common Stock of AE Parent. At such time as such conversion has been effected, the rights of the holder of this Note will cease with respect to the principal (and interest if applicable) converted.

(c) Adjustments to Conversion Rate for Certain Events. The Conversion Rate shall be subject to adjustment from time to time as follows:

(1) If the number of outstanding Common Stock of AE Parent is increased by a dividend of Common Stock, or split-up or by a subdivision of Common Stock, then, the Conversion Rate shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Note shall be increased in proportion to such increase of outstanding Common Stock.

(2) If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, following the record date of such combination, the Conversion Rate shall be appropriately increased so that the number of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding Common Stock.

(d) Fractional Shares. No fractional Shares of Common Stock shall be issued upon the conversion of this Note.  In lieu of issuing any fractional shares, Borrower shall pay to the Lender (in Borrower’s discretion) in cash or Common Stock (rounded up to the nearest whole share) any remainder resulting after the number of whole shares is determined as a result of the conversion.

(e) Articles of Incorporation. Upon conversion of all or any portion of this Note into Common Stock of AE Parent, the Lender shall become a stockholder of AE Parent and shall be bound by all of the terms and conditions set forth in the Borrower’s Articles of Incorporation, as such may be amended from time to time in accordance with its terms or the agreement of its stockholders. Until such conversion in whole or in part, the Lender shall have none of the rights or privileges of a stockholder of AE Parent.

(f) Legend.  Certificates evidencing shares of Common Stock of AE Parent issuable upon conversion of this Note shall bear the following legend together with any other legends required by applicable law:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, UNLESS THE RESALE OF SUCH SECURITIES IS REGISTERED UNDER THE ACT OR UNLESS UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF THE LAW.”

6. Use of Proceeds. The proceeds from this Note shall be used by Borrower as described under the “Use of Proceeds” in the Private Placement Memorandum, together with the Note Agreement, dated March 4, 2011.

7. Limitation of Liability. Anything in this Note to the contrary notwithstanding, this is an unsecured promissory note and solely an obligation of the Borrower and it is specifically provided, and the Lender by its acceptance hereof agrees, that no “affiliate,” “parent,” or “subsidiary” of Borrower (including but not limited to AE Parent), as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, shall have any personal or corporate liability for the payment of this Note or be liable for a money judgment or otherwise in the event of an Event of Default or any other damages or liabilities or obligations of any kind.  Further, in no event shall any stockholder, officer or director of the Borrower, or any affiliate, parent, or subsidiary of Borrower (as defined above), be liable for any amounts due or payable pursuant to this Note.

8. Subordination.  The Borrower agrees, and the Lender by its acceptance hereof likewise agrees, that the payment of Subordinated Indebtedness (as hereinafter defined) shall be made only in accordance with this Section 8.  As used herein, "Senior Indebtedness" shall mean all indebtedness of the Borrower for money borrowed from any bank or other non-affiliated financial institution or investment group (including any indebtedness to any assignees thereof) whether now existing or hereafter arising, without limit as to amount, including, without limitation, all principal and interest (including such interest as may accrue after the initiation of bankruptcy proceedings), and all premiums, fees and expenses owing by the Borrowers to any such parties in respect of Senior Indebtedness.  As used herein, "Subordinated Indebtedness" shall mean all principal and interest on this Note and all other obligations whether now existing or hereafter arising by and between the Borrower and Lender.

(a)  Liquidation, etc.  In the event of any distribution of the assets of the Borrower upon any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings), or upon any assignment for the benefit of creditors, or upon any other marshaling of the assets and liabilities of the Borrower for the benefit of any creditor or creditors, or otherwise (a "Liquidation"):

(1) all Senior Indebtedness shall first be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of the Subordinated Indebtedness;

(2) any payment or distribution of any character, whether in cash, securities or other property, which (except for the terms of this Section 8(a)) would be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the holders of Senior Indebtedness to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution in respect of such Senior Indebtedness; and

(3) if, notwithstanding the foregoing terms of this Section 8(a), any payment or distribution of any character, whether in cash, securities or other property, shall be received in a Liquidation by the holders of the Subordinated Indebtedness before all Senior Indebtedness shall have been paid in full as aforesaid, such payment or distribution shall be held in trust for the benefit of, and shall be paid or delivered to, the holders of Senior Indebtedness (as provided in Sections 8(c) and 8(d)) to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution in respect of such Senior Indebtedness, provided, however, that such amounts paid to the holders of Senior Indebtedness shall not be deemed to discharge the Subordinated Indebtedness.

Upon any payment or distribution of the character referred to in this Section 8(a), the holders of Subordinated Indebtedness shall be entitled to rely upon a certificate of any liquidating trustee, receiver, agent or other person making such payment or distribution for the purpose of determining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed in respect thereof, and all other facts pertinent thereto and to this Section 8.

(b)  Standback Provisions.  The Company shall not make any payment or prepayment in respect of Subordinated Indebtedness, if, at the time and after immediately giving effect to the payment or prepayment of such amount, there shall exist a default or an event of default with respect to the Senior Indebtedness under which the same is outstanding, permitting (or which will, with the passage of time or notice or both, permit) the holder or holders thereof (or any representative on behalf of such holder or holders) to accelerate the maturity or demand immediate payment thereof (a "Senior Default"), and the holder of Subordinated Indebtedness shall not accept, ask, demand or sue for any payment in respect of Subordinated Indebtedness, if the holder is aware that, at the time or after immediately giving effect to the payment of such amount, there shall exist a Senior Default, unless and until all Senior Indebtedness is paid in full or such Senior Default shall have been cured or waived by the holders of the Senior Indebtedness.  As long as the Senior Indebtedness is outstanding, the holders of Subordinated Indebtedness shall not, without the prior written consent of holders of Senior Indebtedness sufficient to bind all holders of Senior Indebtedness, commence, or join with any other creditor in commencing any proceeding referred to in paragraphs (iii) or (v) of Section 9(a).

(c)  Payments in Respect of Senior Indebtedness.  For the purposes of Section 8(a): (i) Senior Indebtedness shall not be deemed to have been paid in full unless and until the holders thereof shall have received cash or, if so approved by holders of the Senior Indebtedness sufficient to bind all holders of Senior Indebtedness, marketable securities taken at their then market value, or both, equal to the full amount of such Senior Indebtedness at the time outstanding, and (ii) any payment or distribution required to be paid or delivered to the holders of Senior Indebtedness shall be deemed to have been received by such holders if paid or delivered to an authorized representative or representatives of such holders.

(d)  Further Assurances.  The holders of the Subordinated Indebtedness: (i) irrevocably authorize and empower (without imposing any obligation on) each holder of Senior Indebtedness or such holder's representatives to accelerate, demand, sue for, collect and receive  such holder's ratable share of all payments and distributions in respect of the Subordinated Indebtedness which are required to be paid or delivered to the holders of Senior Indebtedness as provided in Section 8(a), and to file and prove all such claims and take all such other action (including the right to vote such holder's ratable share of the Subordinated Indebtedness) in the name of the holders of the Subordinated Indebtedness or otherwise, as such holder of Senior Indebtedness or such holder's representatives may determine to be reasonably necessary or appropriate for the enforcement of Section 8(a), and (ii) shall execute and deliver to each holder of Senior Indebtedness or such holder's representatives such other instruments confirming such authorization and such powers of attorney, proofs of claim, assignments of claim and/or rights, financing statements and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder's representatives in order to enable such holder to enforce such holder's ratable share of all Subordinated Indebtedness and all such payments and distributions in respect thereof, and to otherwise enforce the subordination provisions of this Section 8 and to perfect its rights herein.

(e)  Rights of Subrogation.  Upon payment in full to the holders of all Senior Indebtedness, the holders of the Subordinated Indebtedness shall be subrogated to the rights of such holders of Senior Indebtedness to receive payments and distributions in respect of Senior Indebtedness until all such holders of the Subordinated Indebtedness shall have been paid in full.  No payment or distribution to the holders of Senior Indebtedness by virtue of the provisions of this Section 8, which would otherwise have been made to the holders of the Subordinated Indebtedness, shall, as between the Borrower and its creditors other than the holders of Senior Indebtedness, be deemed to be a payment by the Borrower in respect of Senior Indebtedness, it being understood that the terms of this Section 8 are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand.

(f)  Modifications of Senior Indebtedness and Security.  The holders of the Senior Indebtedness may, at any time and from time to time, without impairing or releasing the subordination provisions of this Section 8, do any one or more of the following:  (a) change or extend the time of payment of  the Senior Indebtedness; (b) release any person or entity liable in any manner for the payment or collection of the Senior Indebtedness; (c) exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Borrower or any other person or entity; (d) apply any monies or other property paid by any person or entity  or otherwise released in any manner, to the Senior Indebtedness; or (e) accept or release any security for the Senior Indebtedness.

(g)  Agreements with holders of Senior Indebtedness.  The holder of this Note shall promptly execute such additional agreements as any holder or holders of Senior Indebtedness may reasonably request to confirm the provisions of this Note and otherwise providing for the reasonable subordination of the indebtedness evidenced by this Note not materially inconsistent with this Note.

(h)  Modification of Note.  No modification or waiver of the terms of this Note shall be effective without the prior written consent of such holders of the Senior Indebtedness necessary to bind all of the holders of Senior Indebtedness.

(i)  Incorrect Payments.  If any payment on account of this Subordinated Indebtedness not permitted by the terms of this Note is received by the holder hereof prior to the payment in full of the Senior Indebtedness, such payment shall be held in trust by such holder for the benefit of the holders of the Senior Indebtedness, and shall be paid over to the holders of the Senior Indebtedness, or their authorized representative for application to the payment of the Senior Indebtedness until paid in full.

9.  Events of Default; Acceleration.   If one or more of the following occurs (each an "Event of Default"):

(a) The Borrower shall be involved in financial difficulties as evidenced: (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect; (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11; (iv)  by the entry of an order by a court of competent jurisdiction (A) by finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 120 days; (v) by the filing of a petition against the Borrower under said Title 11 which shall not be vacated within 120 days; or (vi) by its making an assignment for the benefit of, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

(b) The Borrower shall sell substantially all of its assets to an unaffiliated third party in one or more of a series of related transactions;

(c) the Borrower shall fail to make a payment of any installment of the outstanding principal or interest amount of this Note (whether by acceleration or otherwise) which failure or breach shall not be cured within 60 days after written notice thereof from the holder of this Note to the Borrower;  then, and in any such event, and at any time thereafter, if any Event of Default shall be continuing, subject to Section 8, at the option of the holder of this Note upon written notice to the Borrower, the outstanding principal of any and all accrued but unpaid interest in respect of this Note shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

10. Due Authorization. The Borrower has the full power and authority to execute and deliver this Note and to consummate the transactions contemplated on its part hereby and thereby.  The execution, delivery (or filing or adoption, as the case may be), and performance by the Borrower of this Note have been, duly authorized by its members. This Note is a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and by equitable principles in any action (legal or equitable) and by public policy.]

11. Modification. This Note is being issued as one of a series of notes issued by the Borrower to Lender on or about the date hereof and any of the terms of this Note (including, without limitation, the Maturity Date, the rate of interest, and the conversion features) may be waived or modified only in writing, signed by the Borrower and holders of a majority in principal amount of all notes issued by the Borrower in such series.

12. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Any action brought to enforce or interpret this Note shall be brought in the courts located in Santa Clara County, California.

15. Transfers, Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof; provided, however, that the Lender may not, without the prior written consent of Borrower (such consent not to be unreasonably withheld and such consent not to be required if an Event of Default exists), assign, transfer or negotiate this Note to any Person.  Any such transfer or assignment must be in full compliance with applicable securities laws.

IN WITNESS WHEREOF, the Borrower, the Parent Company, and the Lender has duly executed this Note as of the date first written above.

BORROWER:	LENDER:

AE ADVANCED FUELS, INC.	ADVANCED BIOENERGY, L.P.

By:	By:
Eric McAfee, CEO	Dr. Joseph Penbera, Chairman

PARENT COMPANY:

AEMETIS, INC.

By:
Eric McAfee, CEO